As filed with the Securities and Exchange Commission on December 20, 2005
                                             Registration No. _______________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                 Power-One, Inc.
             (Exact Name of Registrant as Specified in Its Charter)
                               -------------------

                               Delaware 77-0420182
                (State or Other Jurisdiction of (I.R.S. Employer
               Incorporation or Organization) Identification No.)

                                 740 Calle Plano
                           Camarillo, California 93012
          (Address, Including Zip Code, of Principal Executive Offices)
                               -------------------

                                 Power-One, Inc.
                            2004 Stock Incentive Plan
                            (Full Title of the Plan)
                               -------------------

                                Steven J. Goldman
                      Chairman and Chief Executive Officer
                                 Power-One, Inc.
                                 740 Calle Plano
                           Camarillo, California 93012
                                 (805) 987-8741
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:

                             Allison M. Keller, Esq.
                              O'Melveny & Myers LLP
                       1999 Avenue of the Stars, Suite 700
                          Los Angeles, California 90067
                               -------------------

                         CALCULATION OF REGISTRATION FEE
 -------------------------------------------------------------------------------
                                        Proposed     Proposed
                                        Maximum      Maximum
 Title Of                Amount         Offering     Aggregate      Amount Of
 Securities              To Be          Price        Offering       Registration
 To Be Registered        Registered     Per Unit     Price          Fee
 ---------------------- ------------- -------------- -------------  ---_--------
 Common Stock, $0.001    4,750,000(1)   $6.91(2)     $32,822,500(2) $3,863.21(2)
 par value per share     shares

 -------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Power-One, Inc., a Delaware corporation (the "Company" or the "Registrant"), common stock, par value $0.001 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Power-One, Inc. 2004 Stock Incentive Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on December 15, 2005, as quoted on the Nasdaq National Market.

     The Exhibit Index for this Registration Statement is at page 9.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2004, filed with the Commission on March 18, 2005 (Commission File No. 000-29454);

         (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended September 30, 2005, June 30, 2005 and March 31, 2005, filed with the Commission on November 14, 2005, August 11, 2005 and May 13, 2005, respectively (Commission File No. 000-29454);

         (c) The Company's Current Reports on Form 8-K, filed with the Commission on October 4, 2005, May 20, 2005, May 18, 2005, May 12, 2005, May 6, 2005, March 25, 2005, March 1, 2005 and
                  February 7, 2005 (only with respect to Items 2.05 and 2.06 included therein) (Commission File No. 000-29454); and

         (d) The descriptions of the Company's Common Stock contained in its Registration Statements on Form 8-A filed with the Commission on August 9, 2000 and August 19, 1997 (Commission File No. 000-29454), and any other amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware, the Company's state of incorporation, allows Delaware companies to provide certain indemnification rights for the benefit of their officers, directors, employees and agents. The Company's Restated Certificate of Incorporation ("Certificate") and Amended and Restated Bylaws ("Bylaws") contain indemnification provisions covering directors, employees and agents of the Company.

         The Certificate requires the Company to indemnify a person covered by the indemnification provisions ("Indemnitee") to the fullest extent permitted by applicable law. The indemnification is for expenses, liabilities and losses (including, but not limited to, attorney's fees, judgments, amounts paid in settlements, fines and penalties) (collectively, the "Expenses") reasonably incurred by an Indemnitee named or involved in a threatened, pending or completed proceeding whether civil, administrative or criminal in nature.

         An Indemnitee is not entitled to indemnification in the following circumstances. The first is when a proceeding is initiated by him/her without the Company's prior approval. The second is when an Indemnitee's conduct (which is the subject of the proceeding) does not meet the standard of conduct (see below) called for under the Delaware indemnification statutes. Additionally, if an Indemnitee is found liable for negligence or misconduct in the performance of his/her duty to the Company in the proceeding for which indemnification is sought, he/she may be indemnified but only if the court in which the proceeding was brought finds that the Indemnitee is entitled to indemnification of expenses (and at an amount) which the court deems appropriate.

         A majority of the Board of Directors of the Company who are not a party to the proceeding, the Company's legal counsel, if requested by the Board, or the Company's stockholders may determine whether or not an Indemnitee has met the necessary standard of conduct. An Indemnitee's standard of conduct called for by the Delaware statute on civil disputes requires that he/she acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Company. The applicable standard on criminal matters requires that the Indemnitee have no reasonable cause to believe that his/her conduct was unlawful.

         The Company will reimburse Expenses incurred by an Indemnitee who is an officer or director of the Company in defending a proceeding even if it has not been finally resolved but only if the officer/director promises in writing to reimburse the Company for amounts advanced in case it is determined that the officer/director was not entitled to be indemnified by the Company. In case an indemnity claim is not paid within 30 days of written payment demand, the Company may be liable for the Indemnitee's costs of enforcing his indemnity rights.

         The indemnification provisions in the Certificate and Bylaws are not intended to and do not supersede, diminish or replace any other indemnity rights that an Indemnitee may presently have or acquire in the future due to, but not limited to, statutory changes, contract(s) entered into, action by the stockholders or the Board of Directors. Moreover, any repeal or modification of the current indemnification provisions in the Certificate or Bylaws will not diminish any indemnification rights that an Indemnitee may have had with respect to proceedings that arose before the repeal or modification of the indemnification provisions.

         In case some of the indemnification provisions in the Certificate or Bylaws are legally invalidated, the Company will continue to be obligated to indemnify an Indemnitee for Expenses for which indemnification is available under the indemnification provisions that were not legally invalidated and to the full extent permitted by applicable law.

         The Company's Certificate eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

         The Company has entered into individual indemnification agreements with its directors, executive officers and certain other officers. The indemnification agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of the Company's Bylaws.

         The Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Bylaws.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.          EXHIBITS

         See the attached Exhibit Index at page 9, which is incorporated herein by reference.

ITEM 9.          UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on December 20, 2005.


                                    POWER-ONE, INC.


                                    By: /s/  STEVEN J. GOLDMAN
                                    -----------------------------------------
                                       Steven J. Goldman
                                       Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Steven J. Goldman and Paul Ross, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                       Title                          Date


 /s/ STEVEN J. GOLDMAN        Chairman and Chief Executive    December 20, 2005
-------------------------     Officer (Principal Executive
Steven J. Goldman             Officer)



 /s/ PAUL ROSS                Vice President, Finance,        December 20, 2005
-------------------------     Treasurer and acting Chief
Paul Ross                     Financial Officer
                              (Principal Financial Officer)

 /s/ VERONICA TARRANT         Vice President, Finance, and     December 20, 2005
-------------------------     acting Chief Accounting Officer
Veronica Tarrant              (Principal Accounting Officer)


 /s/ JON E.M. JACOBY          Director                         December 20, 2005
-------------------------
Jon E.M. Jacoby


/s/ DR. HANSPETER BRANDLI     Director                         December 20, 2005
-------------------------
Dr. Hanspeter Brandli


 /s/ JAY WALTERS              Director                         December 20, 2005
-------------------------
Jay Walters


 /s/ KENDALL R. BISHOP        Director                         December 20, 2005
-------------------------
Kendall R. Bishop


 /s/ GAYLA J. DELLY           Director                         December 20, 2005
-------------------------
Gayla J. Delly


 /s/ MARK MELLIAR-SMITH       Director                         December 20, 2005
-------------------------
Mark Melliar-Smith

                              EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT


4. Power-One, Inc. 2004 Stock Incentive Plan. (Filed as Appendix B to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on March 26, 2004 (Commission File No. 000-29454) and incorporated herein by this reference.)

5.                Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of Deloitte & Touche LLP (consent of independent registered public accounting firm).

23.2              Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").